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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999, included in Republic Services, Inc.'s Form 10-K for the year ended December 31, 1998, and our report dated January 28, 1999, except with respect to the matters discussed in Note 12, as to which the date is May 3, 1999, included in Republic Services, Inc.'s Prospectus filed May 20, 1999, and to all references to our Firm included in this registration statement.



Fort Lauderdale, Florida,
June 29, 1999